POMEROY COMPUTER RESOURCES, INC.
                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 6th day of January, 2003, by and between Pomeroy Computer Resources, Inc., a Delaware corporation (Company), and Stephen E. Pomeroy (Employee).

     WHEREAS, on the 6th day of January, 1999, the Company's wholly owned subsidiary, Pomeroy Select Integration Solutions, Inc., and Employee executed an Employment Agreement (Agreement);

     WHEREAS, effective September 1, 1999, Pomeroy Select Integration Solutions, Inc. and Employee executed a First Amendment to Employment Agreement;

     WHEREAS, Company and Employee entered into a Second Amendment to Employment Agreement effective January 6, 2001;

     WHEREAS, Company and Employee entered into a Third Amendment to Employment Agreement effective January 6, 2002; and

     WHEREAS, Company and Employee desire to amend the Agreement, as amended, to reflect certain changes agreed upon by Company and Employee regarding compensation payable to Employee for the 2003 fiscal year and thereafter.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1.   Section  5(a)  shall  be  amended  as  follows:

          Base Salary.  During the Company's 2003 fiscal year, Employee shall be
          -----------
     paid at the annual rate of Four Hundred Fifty Thousand Dollars ($450,000.00) per year. During the Company's 2004 fiscal year, Employee shall be paid at the annual rate of Four Hundred Ninety-Five Thousand Dollars ($495,000.00) per year. During the Company's 2005 fiscal year, Employee shall be paid at the annual rate of Five Hundred Forty-Four Thousand Five Hundred Dollars ($544,500.00). The 2005 fiscal year rate shall continue for each subsequent year of the Agreement unless modified by the Compensation Committee of the Company.


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     2.   Sections 5(b) and 5(c) shall be deleted in their entirety, and in lieu thereof, the following Sections 5(b) and 5(c) are amended, commencing with the 2003 fiscal year, as follows:

          (b)  Annual  Bonus
               -------------

          Employee shall be entitled to a bonus and non-qualified stock option award for the 2003 fiscal year in the event Employee satisfies the applicable criteria set forth below of the income from operations (as defined) of the Company for 2003, as follows:

          (i) Income from operations greater than $26,000,000.00 but less than or equal to $27,500,000.00 = $150,000.00 cash bonus and 75,000 non-qualified  stock  options;

          (ii) Income from operations greater than $27,500,000.00 but less than or equal to $29,000,000.00 = $250,000.00 cash bonus and 100,000 non-qualified  stock  options;

         (iii) Income from operations greater than $29,000,000.00 but less than or equal to $30,500,000.00 = $350,000.00 cash bonus and 125,000 non-qualified  stock  options;

          (iv) Income from operations greater than $30,500,000.00 = $500,000.00 cash bonus and 150,000 non-qualified stock options.


          (c)  Annual  Bonus  Determination
               ----------------------------

          Within thirty (30) days of the conclusion of the 2003 fiscal year of the Company and each fiscal year thereafter, Employee and Company shall agree upon the threshold of operating income to be utilized for determining any bonus and non-qualified stock options to be awarded to Employee for such year. Such bonus and non-qualified stock option awards for each subsequent year of this Agreement shall be consistent with Employee's prior plan.

          Any award of stock options to acquire the common stock of the Company shall be at the fair market value of such common stock as of the applicable date. For purposes of this Agreement,


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     the  fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and asked prices for such shares on the over the counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

          For purposes of this Agreement, the term income from operations shall be computed without respect to the bonus payable to the Employee pursuant to Section 5(b), shall exclude any gains or losses realized by the Company on the sale or other disposition of its assets (other than in the ordinary course of business) and shall exclude any extraordinary one-time charges made by Company during said fiscal year. Such income from operations of the Company shall be determined on a consolidated basis by the independent accountant regularly retained by the Company, subject to the foregoing provisions of this subparagraph (i) in accordance with generally accepted accounting principles. Said determination and payment of such bonus shall be made within ninety (90) days following the end of the fiscal year of the Company and the determination by the accountant shall be final, binding and conclusive upon all parties hereto. In the event the audited financial statements are not issued within such ninety-day period, the Company shall make the payment due hereunder (if any) based on its best reasonable estimate of any liability hereunder, which amount shall be reconciled by both parties once the audited financial statements are issued. Company shall have the ability to advance amounts to Employee based on the projected amount of the bonus compensation to be paid hereunder. In the event that such advance payments are in excess of the amount due hereunder, any such excess shall be reimbursed to Company by Employee within ninety
     (90) days following the end of the fiscal year. In the event such advance payments are less than the amount of said bonus as determined hereunder, any additional amount due Employee shall be paid within ninety (90) days following the end of the fiscal year of the Company.

          In the event that Company would acquire during its 2003 fiscal year a company that had gross revenues in excess of $100,000,000 for its most recently concluded fiscal year, Company and Employee shall in good faith determine whether any adjustments to the income from operations criteria set forth above, whether upward or downward, shall be made in order to reflect the effect of such acquisition on the operations of the Company.


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     3.   Section  6(b) shall be amended by inserting the words "four (4) weeks"
in lieu of the words "two (2) weeks."

     4. Section 6(e) is deleted in its entirety and in lieu thereof, the following Section 6(e) shall be inserted:

          e. During the term of this Agreement, Company shall provide an expense allowance of One Thousand Two Hundred Dollars ($1,200.00) per month to Employee to reimburse Employee for all reasonable gas expenses incurred by him incident to the business use and operation of his automobile and to reimburse Employee for the business use of his home and various cellular phones, home phones, faxes, computers, etc. Employee shall provide Company, upon request, with any documentation substantiating such expenditures hereunder.

     5. The Agreement shall be amended by adding at the end of Section 6(f), the following 6(g):

          6(g). Flight Time Business Usage. In the event of a Change of Control as defined under the terms of this Agreement, Employee shall be provided each year with one hundred fifty (150) hours of flight time for business usage by private air carrier provided by Cincinnati Air or some other executive jet service that may be designated by Employee. In the event Employee does not use such designated hours of flight time for business usage during any particular year after a Change in Control has occurred, no carryover shall exist for any unused time.

     6. Section 19 shall be amended by adding at the end of such Section, the following language:

          Employee shall be awarded, effective January 6, 2003, an option to acquire fifty thousand (50,000) shares of the common stock of Company at the fair market value of such shares on January 6, 2003. Such option shall be awarded to Employee by Company pursuant to the terms of the Award Agreement which is attached hereto and incorporated hereby by reference as Exhibit A.

     Except as modified above, the terms of the Employment Agreement, as amended, are hereby affirmed and ratified by the parties.


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     IN  WITNESS WHEREOF, this Fourth Amendment to Employment Agreement has been executed  as  of  the  day  and  year  first  above  written.


__________________________________     POMEROY  COMPUTER  RESOURCES,  INC.


__________________________________     By:  __________________________________




__________________________________          __________________________________
                                            Stephen E. Pomeroy

__________________________________


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